                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            BOATMEN'S BANCSHARES, INC.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    /X/ Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

BOATMEN'S(R)
BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                                                           March 13, 1996


       TO SHAREHOLDERS OF

       BOATMEN'S BANCSHARES, INC.

           Notice is hereby given that the annual meeting of shareholders of Boatmen's Bancshares, Inc. will be held at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102, on Tuesday, April 23, 1996, at 10:30 a.m. for the purpose of considering and voting upon the following matters:

           1. The election of five Directors, each to hold office for a term of three years and until his successor shall have been duly elected and qualified.

           2. The adoption of an amendment to the Restated Articles of Incorporation of Boatmen's Bancshares, Inc. to increase the authorized shares of Common Stock from 200,000,000 to 250,000,000.

           3. The adoption of an amendment to the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan for Employees to increase the number of authorized shares of Common Stock under the Plan.

           4. The approval of the Boatmen's Bancshares, Inc. 1996 Stock Incentive Plan.

           5. Any other business which may be brought before the meeting or any adjournment thereof.

                                           FORREST S. FITZROY

                                           Secretary

       WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY, IF YOU WISH.

                           BOATMEN'S BANCSHARES, INC.



                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1996



    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Boatmen's Bancshares, Inc. (the ``Corporation'') of proxies to be voted at the annual meeting of shareholders to be held at 10:30 a.m. on April 23, 1996, at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102. This proxy statement and the form of proxy were first mailed to shareholders on March 13, 1996. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Corporation at any time prior to exercise of the proxy.


    Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Corporation, personally or by telephone or other electronic means, but such persons will not be specially compensated for their services. The Corporation has retained Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies from banks, brokers, nominees and intermediaries at a base fee of $6,000, plus reasonable out-of-pocket expenses. All expenses of solicitation will be paid by the Corporation.


    As of March 4, 1996, there were 157,841,582 shares of Common Stock, $1.00 par value (the ``Common Stock''), and 9,609 shares of 7% Cumulative Redeemable Preferred Stock, Series B, $100 Stated Value, (the ``Series B Preferred'') (together hereinafter ``Voting Stock'') outstanding. Only holders of record of such Voting Stock at the close of business on March 4, 1996, are entitled to notice of and to vote at the annual meeting. Each holder of shares of Voting Stock of record on that date is entitled to one vote for each share of Voting Stock held, except that, in the election of Directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of Directors to be elected. All such cumulative votes may be cast for one candidate or may be distributed among two or more candidates. There is no condition precedent to the exercise of these cumulative voting rights. The affirmative vote of at least a plurality of the votes cast by the holders of Voting Stock represented in person or by proxy at the annual meeting is required to elect Directors. Abstentions and withholding of votes for directors, as well as shares not voted on less than all matters by brokers holding shares on behalf of beneficial owners (``broker non-votes''), will be counted for purposes of determining a quorum at the meeting; as to each matter to be acted upon, other than the election of directors, abstentions are deemed represented at the meeting and therefore will be counted in calculating voting results on such matter, but broker non-votes will not.

    The following table sets forth, as of February 29, 1996, the name and address of each beneficial owner of more than 5% of the Corporation's Common Stock and Series B Preferred known to the Board of Directors of the Corporation, showing the amount and nature of such beneficial ownership:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                               VOTING POWER           INVESTMENT POWER        TOTAL
            NAME & ADDRESS OF                  ------------           ----------------      BENEFICIAL    PERCENT
            BENEFICIAL OWNER                SOLE        SHARED        SOLE      SHARED      OWNERSHIP     OF CLASS
            ----------------                ----        ------        ----      ------      ----------    --------

COMMON STOCK:

    Boatmen's Bancshares, Inc.<F1>.......   --0--     10,934,873     --0--    10,435,446    11,331,104       7.2%
    One Boatmen's Plaza
    800 Market Street
    St. Louis, Missouri 63101

SERIES B PREFERRED:

    Carolyn C. Glassman & Albert
      Irl Dubinsky.......................     2,018     --0--         2,018     --0--            2,018      21.0
    TR UA DTD April 8, 1982
    Carolyn Glassman Trust
    1815 Locust Street
    St. Louis, Missouri 63103

    Mabel B. Howard......................     1,096     --0--         1,096     --0--            1,096      11.4
    315 N. 14th Street
    Mount Vernon, Illinois 62864

    Helen Lucille Powers.................       975     --0--           975     --0--              975      10.1
    935 North 27th Street
    Mount Vernon, Illinois 62864

-------
<F1>The Corporation itself holds no shares as record owner. However, subsidiaries of the Corporation hold shares in various fiduciary capacities and, by virtue of sole or shared voting or investment power with respect to such shares, are deemed to own them beneficially. As parent of its subsidiaries, the Corporation may be deemed to share voting power or investment power, or both, as to all shares beneficially owned by those subsidiaries and is therefore deemed a beneficial owner of all such shares. It is the practice of those subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

SHAREHOLDER PROPOSALS

    The Corporation's Amended Bylaws require that notice of shareholder nominations for Directors and proposals of business to be transacted at the Corporation's annual meeting of shareholders must be received by the Secretary of the Corporation not less than 75 days prior to the date of the annual meeting in order to be considered.

    If shareholder proposals are to be considered for inclusion in the Corporation's proxy statement and form of proxy for a forthcoming annual meeting, such proposals must be submitted on a timely basis and the proposals and proponents thereof must meet the requirements established by the Securities and Exchange Commission (the ``SEC'') for shareholder proposals. Such proposals for the annual meeting to be held in April 1997 must be received by the Corporation no later than November 13, 1996. Any such proposals, together with supporting statements, should be directed to the Secretary of the Corporation.

                       ITEM 1. ELECTION OF DIRECTORS AND
          INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

    The first item to be acted upon at the annual meeting of shareholders is the election of five (5) Directors to serve as members of Class III, each to hold office for a term of three (3) years and until his successor shall have been duly elected and qualified.


    The Corporation's Restated Articles of Incorporation and Amended Bylaws provide that the number of Directors to constitute the Board of Directors shall consist of not less than fifteen (15) nor more than twenty-seven (27) and that the total number of Directors may be fixed, within the minimum and maximum numbers, by a vote of a majority of the Directors then in office. Pursuant to these provisions, the number of Directors has been fixed at seventeen (17) effective with the annual meeting of shareholders. The Restated Articles of Incorporation also provide that the Board of Directors shall be divided into three (3) classes, as nearly equal as possible, with one class to be elected annually for a three (3) year term, and designate the Class III Directors for election at the 1996 annual meeting of shareholders.


    All proxies in the form enclosed herewith which are received by the Board of Directors conferring authority to vote in the election of Directors will be voted FOR the five (5) nominees listed below equally or in such other proportions as the appointed proxy holders, upon the direction of the Board of Directors, shall deem appropriate, except that special instructions received from any shareholder by proxy to exercise his cumulative voting rights in any way shall be followed. In the event any nominee declines or is not able to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve if elected.

                   INFORMATION ABOUT NOMINEES FOR DIRECTORS:
                              CLASS III DIRECTORS

                             NAME AND AGE                     PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
-------------------------------------------------------------------------------------------------------------------

[PHOTO]                   ANDREW B. CRAIG, III            Chairman of the Board and Chief Executive Officer of
                          Served as a Director            the Corporation
                          since 1985; Age: 64             Director of Anheuser-Busch Companies, Inc.; Laclede Gas
                                                          Company; Petrolite Corporation

[PHOTO]                   RUSSELL W. MEYER, JR.           Chairman and Chief Executive Officer, The Cessna Aircraft
                          Served as a Director            Company (general aviation aircraft manufacturer)
                          since 1996; Age: 63
                                                          Director of Vanguard Airlines, Inc.; Western Resources,
                                                          Inc.

[PHOTO]                   ALBERT E. SUTER                 Director, Senior Vice Chairman of the Board and Chief
                          Served as a Director            Operating Officer, Emerson Electric Co. (manufacturer of
                          since 1990; Age: 60             electrical and electronic products)

[PHOTO]                   DWIGHT D. SUTHERLAND            Partner, Sutherland Lumber Company (retailer of lumber and
                          Served as a Director            building materials)
                          since 1985; Age: 73
                                                          Director of Automobile Club of Missouri; American
                                                          Automobile Association; Datapoint Corporation

                                                          Retired Chairman of the Board and Chief Executive Officer,
[PHOTO]                   THEODORE C. WETTERAU            Wetterau Incorporated (a SUPERVALU Company); Retired Vice
                          Served as a Director            Chairman of the Board and Director, SUPERVALU Inc.
                          since 1985; Age: 68
                                                          Director of Automobile Club of Missouri; General American
                                                          Life Insurance Company; GenCare Health Systems, Inc.;
                                                          Maritz Inc.


                                       5

               INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE:
                               CLASS I DIRECTORS
                             (TERMS EXPIRING 1997)

                              NAME AND AGE                    PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------

[PHOTO                    B. A. BRIDGEWATER, JR.          Chairman of the Board, President and Chief Executive
                          Served as a Director            Officer, Brown Group, Inc. (footwear)
                          since 1983; Age: 61
                                                          Director of ENSERCH Corporation; Enserch Exploration,
                                                          Inc.; FMC Corporation; McDonnell Douglas Corporation

                                                          Chairman of the Board, President and Chief Executive
[PHOTO]                   JOHN E. HAYES, JR.              Officer, Western Resources, Inc. (diversified energy
                          Served as a Director            company)
                          since 1986; Age: 58
                                                          Director of Cellular, Inc.; Security Benefit Group;
                                                          TeleMatic, Inc.


[PHOTO]                   SAMUEL B. HAYES, III
                          Served as a Director            President of the Corporation
                          since 1988; Age: 59

[PHOTO]                   DARRELL G. KNUDSON              Executive Vice President of the Corporation; Chairman of
                          Served as a Director            the Board, President and Chief Executive Officer of Bank
                          since 1996; Age 58              IV, N.A. (a subsidiary of the Corporation)


[PHOTO]                   JERRY E. RITTER                 Executive Vice President, Chief Financial and
                          Served as a Director            Administrative Officer, Anheuser-Busch Companies, Inc.
                          since 1986; Age: 61             (brewing of beer, food products and family entertainment)


                                       6

                         CLASS I DIRECTORS (CONTINUED)
                             (TERMS EXPIRING 1997)

                               NAME AND AGE                    PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------

                                                          Chairman of the Board and Chief Executive Officer, Ralston
[PHOTO]                   WILLIAM P. STIRITZ              Purina Company (animal foods; batteries; food processing)
                          Served as a Director
                          since 1982; Age: 61             Director of Angelica Corporation; Ball Corporation;
                                                          Interstate Bakeries Corporation;
                                                          The May Department Stores Company; Ralcorp Holdings, Inc.;
                                                          Reinsurance Group of America, Inc.

                               CLASS II DIRECTORS
                             (TERMS EXPIRING 1998)


[PHOTO]                   RICHARD L. BATTRAM
                          Served as a Director            Executive Vice Chairman of the Board, The May
                          since 1986; Age: 61             Department Stores Company (retailer)


                                                          Retired Chairman of the Board and Chief
[PHOTO]                   WILLIAM E. CORNELIUS            Executive Officer, Union Electric Company
                          Served as a Director            (electric utility)
                          since 1981; Age: 64
                                                          Director of General American Life Insurance
                                                          Company; McDonnell Douglas Corporation; Union
                                                          Electric Company

[PHOTO]                   GREGORY L. CURL
                          Served as a Director            Vice Chairman of the Corporation
                          since 1995; Age: 47


                                                          Chairman of the Board and Chief Executive
[PHOTO]                   C. RAY HOLMAN                   Officer, Mallinckrodt Group Inc. (human and
                          Served as a Director            animal health care products and specialty
                          since 1995; Age: 53             chemicals)

                                                          Director of Laclede Gas Company

                                       7

                         CLASS II DIRECTORS (CONTINUED)
                             (TERMS EXPIRING 1998)
                            NAME AND AGE                       PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------

                                                          Chairman of the Board and Chief Executive Officer, Maritz
[PHOTO]                   WILLIAM E. MARITZ               Inc., (performance improvement, travel, communication,
                          Served as a Director            business meeting, training and marketing research company)
                          since 1992; Age: 67
                                                          Director of Brown Group, Inc.; General American Life
                                                          Insurance Company; Petrolite Corporation

[PHOTO]                   RICHARD E. PECK
                          Served as a Director            President, University of New Mexico (32,000 student
                          since 1995; Age: 59             multi-campus university)



    Each of the Directors has held the same position or another executive position with the same employer during the past five years.

    The Board of Directors of the Corporation met seven times during 1995. All of the incumbent Directors attended 75% or more of the total meetings of the Board and all committees on which they served except for the following: William
E. Maritz and Jerry E. Ritter.

    The Nominating Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The Nominating Committee met once during 1995. It is presently comprised of the following members: William P. Stiritz, Chairman, Albert E. Suter and Theodore C. Wetterau.


    The functions of the Nominating Committee are to recommend to the Board of Directors a slate of nominees for Director to be presented for election by shareholders at each annual meeting of the Corporation and to recommend to the Board of Directors persons to fill vacancies on the Board. The Committee will consider nominees for Director submitted in writing to the attention of the Secretary of the Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of March 4, 1996, the number of shares of all equity securities of the Corporation owned beneficially by each Director (including nominees for Director), Executive Officers named in the Summary Compensation Table, and all Directors and Executive Officers as a group, including options exercisable within 60 days for the purchase of shares.


                                              SHARES OF COMMON STOCK
                                                OF THE CORPORATION
                                              BENEFICIALLY OWNED<F1>
                                               AS OF MARCH 4, 1996
                                            ------------------------
                                                         OPTIONS AND      PERCENT
    BENEFICIAL OWNERS                       SHARES<F2>   CONVERTIBLES   OF CLASS<F3>
    -----------------                       ---------    ------------   ------------

Richard L. Battram.......................       3,000         --            --

B. A. Bridgewater, Jr....................      20,000         --            --

William E. Cornelius.....................       7,668         --            --

Andrew B. Craig, III.....................      39,529      215,926          --

Gregory L. Curl..........................      10,798       66,147          --

John E. Hayes, Jr........................       6,000         --            --

Samuel B. Hayes, III.....................      37,111      135,488          --

C. Ray Holman............................       1,029         --            --

Darrell G. Knudson.......................      98,822       64,650          --

John Peters MacCarthy<F4>................      67,449         --            --

William E. Maritz........................      11,364         --            --

Russell W. Meyer, Jr.....................     222,143        7,048<F5>      --

Richard E. Peck..........................         474         --            --

Jerry E. Ritter..........................       5,036         --            --

William P. Stiritz.......................       2,920         --            --

Albert E. Suter..........................       4,200         --            --

Dwight D. Sutherland<F6>.................     654,596         --            --

Ted C. Wetterau..........................       7,789         --            --

John M. Brennan<F7>......................      38,656       29,572          --

James W. Kienker.........................      12,980       63,946          --

Directors, Nominees and Executive
  Officers as a Group....................   1,251,565      581,279         1.1%

-------
<F1> Beneficial ownership of shares, as determined in accordance with applicable
     SEC rules, includes shares as to which a person directly or indirectly has or shares voting power or investment power or both.

<F2> Fractional shares omitted.

<F3> Assumes, with respect to persons holding such options and/or convertibles, exercise of options for the purchase of 4,052,645 shares of Common Stock and/or the conversion of 247,729 Depositary Shares representing interests in the Company's 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (the ``Series A Preferred''). The percentage is less than 1.0% except as otherwise noted.

<F4> Includes 30,000 shares held in Mr. MacCarthy's Charitable Lead Trust of which his wife is a trustee and 3,652 shares of which his wife is sole owner. Mr. MacCarthy disclaims beneficial ownership of these shares.

<F5> Includes 1,048 shares to reflect the number of shares of Common Stock Mr.
     Meyer may beneficially acquire upon conversion of 1,218 Depositary Shares representing interests in the Company's Series A Preferred.

<F6> Includes 181,596 shares under trust or agency agreements for which Mr.
     Sutherland is trustee.

<F7> Includes 13,448 shares of which Mr. Brennan's wife is sole owner and as to which Mr. Brennan disclaims beneficial ownership.

EXECUTIVE COMPENSATION

    The following table sets forth on an accrual basis for the three fiscal years ended December 31, 1995, the compensation paid to the Corporation's Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE
                                                                                        LONG TERM
                                                    ANNUAL COMPENSATION                COMPENSATION
                                                    -------------------                ------------
                                                                                    AWARDS       PAYOUTS
                                                                                    ------       -------
                                                                         OTHER
                                                                        ANNUAL    SECURITIES     LONG TERM     ALL OTHER
                                                                        COMPEN-   UNDERLYING     INCENTIVE      COMPEN-
                                               SALARY       BONUS       SATION     OPTIONS/       PAYOUTS       SATION
    NAME AND PRINCIPAL POSITION      YEAR     ($)<F1>        ($)        ($)<F2>   SARS (#)<F4>      ($)         ($)<F5>
    ---------------------------      ----     --------     --------     -------   -----------    ---------     ---------

Andrew B. Craig, III                 1995     $650,025     $500,000     $25,364      42,200      $474,500        $5,900
  Chairman of the Board and Chief    1994     $625,024     $307,800                  21,700      $246,533        $5,900
  Executive Officer of the           1993     $587,523     $373,750                  21,400      $408,750        $5,897
  Corporation

Samuel B. Hayes, III                 1995     $485,019     $218,250     $25,841      28,300      $276,928        $5,900
  President of the Corporation;      1994     $471,838     $215,139                  14,900      $162,756        $5,900
  Chairman of the Board of           1993     $449,837     $220,500                  14,800      $240,000        $5,880
  The Boatmen's National Bank of
  St. Louis

Gregory L. Curl                      1995     $320,012     $144,000     $92,052<F3>  18,700      $153,424        $4,400
  Vice Chairman of the Corporation   1994     $275,571     $126,935                   7,500      $ 79,811        $4,400
                                     1993     $223,569     $108,000                   7,200      $112,350        $5,871

John M. Brennan                      1995     $272,950     $109,176     $14,513      16,000      $158,546        $4,500
  Executive Vice President of the    1994     $268,975     $111,296                   8,600      $ 94,324        $4,500
  Corporation                        1993     $259,905     $127,400                   8,600      $143,100        $4,497

James W. Kienker                     1995     $275,000     $110,000     $11,736      16,100      $147,560        $4,500
  Executive Vice President and Chief 1994     $253,318     $100,926                   7,800      $ 82,485        $4,500
  Financial Officer of the           1993     $231,409     $111,250                   7,600      $112,350        $4,043
  Corporation

---------
<F1> Includes deferred compensation.

<F2> Includes amounts reimbursed for the payment of taxes on automobiles and club memberships.

<F3> Includes club initiation and membership fees of $44,835.

<F4> Each non-qualified option granted in 1994 and 1993 was granted with a tandem stock appreciation right.

<F5> Includes contributions to the Corporation's 401(k) Plan (1995 employer contributions: Mr. Craig--$4,500; Mr. Hayes--$4,500; Mr. Curl--$3,000; Mr. Brennan--$4,500; and Mr. Kienker--$4,500) and Stock Purchase Plan (1995 employer contributions: Mr. Craig--$1,400; Mr. Hayes--$1,400; and Mr. Curl--$1,400).

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                ------------------------------------------------------
                                NUMBER OF                                                  POTENTIAL REALIZABLE VALUE AT
                                SECURITIES                                                    ASSUMED ANNUAL RATES OF
                                UNDERLYING     % OF TOTAL                                     STOCK APPRECIATION FOR
                                 OPTIONS/     OPTIONS/SARS                                        OPTION TERM<F3>
                                   SARS        GRANTED TO    EXERCISE OR                 ---------------------------------
                                 GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION     0%         5%            10%
            NAME                  #<F1>        FISCAL YEAR   ($/SH)<F2>       DATE       ($)        ($)            ($)
            ----                ---------     ------------   -----------   ----------    ---        ---            ---

Andrew B. Craig, III.........     42,200          2.81%        $30.875      02/06/05      $0      $819,402      $2,076,527

Samuel B. Hayes, III.........     26,300          1.88%        $30.875      02/06/05      $0      $549,504      $1,392,552

Gregory L. Curl..............     18,700          1.24%        $30.875      02/06/05      $0      $363,100      $  920,167

John M. Brennan..............     16,000          1.06%        $30.875      02/06/05      $0      $310,674      $  787,308

James W. Kienker.............     16,100          1.07%        $30.875      02/06/05      $0      $312,616      $  792,229

---------
<F1> The stock options, which were granted on February 2, 1995, become exercisable at the rate of one-third on each of the first three anniversary dates of the grant, subject to acceleration in the event of a ``change in control''.

<F2> Exercise or base price is equal to the closing trade price on the date of grant.

<F3> Pre-tax gain. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation's per share stock price would be $50.292 and $80.082 if increased 5% and 10%, respectively, compounded annually over the option term.

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                                                               VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES              IN-THE-MONEY
                                                                UNDERLYING UNEXERCISED            OPTIONS/SARS AT
                                    SHARES                      OPTIONS/SARS AT FY-END              FY-END<F2>
                                   ACQUIRED       VALUE       ---------------------------   ---------------------------
                                  ON EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        NAME                          (#)        ($)<F1>           #              #              $              $
        ----                      -----------    --------     -----------   -------------   -----------   -------------

Andrew B. Craig, III............         0       $     0        181,219         70,075      $4,013,028      $ 858,303

Samuel B. Hayes, III............         0       $     0        111,549         47,773      $2,396,099      $ 590,060

Gregory L. Curl.................     1,200       $21,189         52,858         28,256      $1,068,848      $ 336,591

John M. Brennan.................         0       $     0         33,361         27,347      $  665,194      $ 339,569

James W. Kienker................         0       $     0         51,290         25,990      $1,094,534      $ 315,075

---------
<F1> Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

<F2> Pre-tax gain. Value of unexercised in-the-money options based on December
     31, 1995 closing trade price of $40.875.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR
                                           PERFORMANCE OR               ESTIMATED FUTURE PAYOUTS UNDER
                                            OTHER PERIOD                  NON-STOCK PRICE BASE PLANS
                                                UNTIL        ----------------------------------------------------
                                             MATURATION      MINIMUM       THRESHOLD        TARGET        MAXIMUM
         NAME                                 OR PAYOUT         $              $              $              $
         ----                             ---------------    -------       ---------        ------        -------

Andrew B. Craig, III......................   Three Years        $0         $216,000        $360,000       $510,000

Samuel B. Hayes, III......................   Three Years        $0         $111,550        $218,250       $324,950

Gregory L. Curl...........................   Three Years        $0         $ 73,600        $144,000       $214,400

John M. Brennan...........................   Three Years        $0         $ 54,588        $109,176       $163,764

James W. Kienker..........................   Three Years        $0         $ 55,000        $110,000       $165,000

     The Corporation's long-term incentive plan makes cash payouts pursuant to a formula based upon total shareholder return over three-year periods, beginning annually, measured against a peer group of approximately 40 other financial institutions and adjusted upward or downward in relation to the attainment of objectives for average annual earnings per share growth rate as set by the Compensation Committee at the beginning of each three-year period.

    Estimated future payouts are based on average base salary for the three-year performance period, 1995-1997, but assume no increase in base salary during the performance period. The payouts, if any, will be made in 1998.


RETIREMENT BENEFITS

    Executive Officers of the Corporation participate in the Boatmen's Bancshares, Inc. Retirement Plan for Employees (the ``Retirement Plan'') and the Boatmen's Supplemental Retirement Plan (the ``BSRP''). The purpose of the BSRP is to supplement the benefits payable under the Retirement Plan to the extent they are reduced on account of the limitations imposed by the Internal Revenue Code (maximum compensation and maximum benefit) and also to include bonuses which are excluded from earnings used to calculate benefits under the Retirement Plan.


                                        PENSION PLAN TABLE
                                                                YEARS OF SERVICE
                                       ------------------------------------------------------------------
            REMUNERATION                  15            20            25            30             35
            ------------                  --            --            --            --             --

$ 200,000...........................   $ 45,000      $ 60,000      $ 75,000      $ 90,000      $  105,000

  400,000...........................     90,000       120,000       150,000       180,000         210,000

  600,000...........................    135,000       180,000       225,000       270,000         315,000

  800,000...........................    180,000       240,000       300,000       360,000         420,000

 1,000,000..........................    225,000       300,000       375,000       450,000         525,000

 1,200,000..........................    270,000       360,000       450,000       540,000         630,000

 1,400,000..........................    315,000       420,000       525,000       630,000         735,000

 1,600,000..........................    360,000       480,000       600,000       720,000         840,000

 1,800,000..........................    405,000       540,000       675,000       810,000         945,000

 2,000,000..........................    450,000       600,000       750,000       900,000       1,050,000

    Remuneration in the Pension Plan table includes annual base salary, annual bonus and long-term incentive payouts as reported in the Summary Compensation Table. As of December 31, 1995, years of credited service for purposes of computing retirement benefits under the Retirement Plan and the BSRP for the named executives are as follows: Andrew B. Craig, III--33, Samuel B. Hayes, III--24, Gregory L. Curl--20, John M. Brennan--25 and James W. Kienker--15.


    Retirement benefits under the retirement plans are based upon final average earnings and years of credited service up to a maximum of 35 years. Generally, final average earnings are the average of an employee's highest five consecutive years' earnings out of the final ten years of employment. The annual retirement benefits are 1.5% of final average earnings multiplied by years of credited service and are not subject to any offset amounts.

    Benefits under the BSRP are paid from the general assets of the Corporation. The Corporation has entered into a trust agreement to provide for payment of benefits under these plans. While only a nominal amount has been paid into the trust, full funding is required in the event of a ``change in control''.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    The Corporation has an Employment Agreement with each of Messrs. Craig, Hayes and Curl which provides, among other things, that, if his employment is terminated by the Corporation without ``cause'' or by him for ``good reason'' prior to its expiration date (January 30, 1999, in each case), he shall be paid his then current base salary until the later of such expiration date or one year after such termination and shall receive health and welfare benefits for such period, together with all vested employee benefits. If, however, such a termination occurs either during the six months before or two years after a ``change in control'', or if he voluntarily terminates during the 30 days following one year after a ``change in control'', he shall receive an amount equal to three times his highest annualized base salary and three times the greater of his average annual bonuses for the prior three years or his target bonus for the current year plus his unpaid base salary up to termination, accrued vacation pay, lump-sum deferred compensation and assumed equivalent supplemental retirement benefits and continuation of health and welfare benefits, ``grossed up'' to cover any excise tax imposed by Section 4999 of the Internal Revenue Code. Messrs. Brennan and Kienker are participants in the Boatmen's Bancshares, Inc. Change-in-Control Severance Plan, the provisions of which are like those described in the preceding sentence, except that the multiplier is two, not three.

DIRECTOR COMPENSATION

    Directors whose principal occupations are with the Corporation or any of its subsidiaries receive no Director's fee. All other Directors receive quarterly retainer payments of $6,250 each, plus $1,000 for each Board meeting and committee meeting attended, except that the chairman of each committee receives $1,500 for each committee meeting attended, and such other Directors will also be granted, at the time of the annual meeting, phantom stock units equal to one-half the annual retainer.


COMPENSATION COMMITTEE

    The Compensation Committee is appointed annually or more often by the Corporation's Board of Directors. Only Directors who are not officers or employees of the Corporation can serve on the Compensation Committee. The Compensation Committee met five times during 1995. The functions of the Compensation Committee are to review the competency and effectiveness of management of the Corporation and its subsidiaries, to review the soundness and adequacy of compensation programs, to approve compensation for senior officers of the Corporation, to review the adequacy of compensation of senior management of the Corporation's subsidiaries and to formulate policy on, and administer, the Corporation's special compensation programs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons served on the Corporation's Compensation Committee during 1995: B. A. Bridgewater, Jr., Chairman, Ilus W. Davis, John E. Hayes, Jr., C. Ray Holman, Lee M. Liberman, William E. Maritz, and Albert E. Suter.

    During 1995, Mr. Craig served on the Executive Salaries Committee and Stock Option Plans Committee of the Board of Directors of Anheuser-Busch Companies, Inc. while Mr. Ritter served on the Corporation's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Policies, Goals and Responsibilities

    The Compensation Committee (the ``Committee'') continues to be committed to linking compensation decisions to corporate and individual performance. In formulating the executive compensation program, the Committee's goals are to provide appropriate incentives to management and align the economic interests of management and its shareholders. The major policies of this program include the following:

    -- Establishing total compensation targets at ``competitive'' levels in comparison to a ``Peer Group'' of regional banking institutions,

    -- Evaluating short-term versus long-term goals and performances of the Corporation,

    -- Assessing achievement of corporate and individual performance objectives prior to disbursing incentive rewards, and

    -- Providing an ownership perspective for management through the use of the Corporation's Common Stock as a compensation vehicle.

    The Corporation's compensation structure reflects this underlying philosophy and reinforces three broader corporate goals: 1) attract and retain the best management talent, 2) achieve and sustain superior levels of financial performance, and 3) encourage and reward superior management performance that enhances shareholder value.

    The Committee's responsibilities to the Corporation include not only the design of this program but also periodic review of its fairness and competitiveness. In performing this duty, the Committee over a six-month period in 1995 consulted with a national, independent consulting firm that provided competitive data and analysis of the Corporation's executive compensation program. This information was used as a basis in determining executive compensation arrangements.

    The executive compensation program consists of four components: 1) base salary, 2) annual cash incentive awards, 3) long-term cash incentive awards, and
4) stock options. The Committee has established the objective of targeting executives' total compensation at the median of a ``Peer Group'' of 14 regional banking institutions whose asset sizes ranged from $19.9 billion to $84.4 billion with median assets of $43.5 billion, which compare to the Corporation's 1995 year-end assets of $33.7 billion. This compensation objective for executives has been established recognizing that the provisions of the Internal Revenue Code may affect the Corporation's ability to deduct all such compensation. The following discussion summarizes each component of the executive compensation program and the review process used by the Committee in administering the program.

  Base Salary

    The base salary of each executive officer, including those named in the Summary Compensation Table, is reviewed annually. In deciding the appropriate salary, the Committee considers internal equity issues, median external pay practices in the ``Peer Group'' of 14 regional banking institutions, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. It does not assign a specific weight to any of these factors. Mr. Craig's 1995 base salary was established based on these principles.

  Annual Cash Incentive Awards

    The Corporation's 1992 Annual Incentive Bonus Plan (the ``Annual Plan'') is
                                                                             --
discretionary and non-contractual. Under current practice, annual cash awards
----------------------------------
are made to middle management and senior executives to recognize and reward individual and corporate performance. Participants are selected on the basis of their positions in the Corporation and the extent to which those positions can impact the Corporation's financial performance.

    The Committee establishes a performance/payout schedule each year to fix target bonuses (as a percentage of salary) for each salary grade, depending upon the percentage of the Corporation's budgeted income achieved during the year. In making the ultimate comparison of actual income to the original budgeted amount, the Committee may exercise its discretion to adjust income to take unusual factors into account. It may also pay an award even if the minimum performance/payout threshold is not met; no such exceptions have been made during the last four fiscal years.

    The award is then subject to adjustment on the basis of a return on equity factor set by the Committee each year. This adjustment is based on the Corporation's performance compared annually to a second, more broadly defined ``Peer Group'' of approximately 40 of the country's largest banking institutions. (Neither the group of companies comprising this ``Peer Group'' nor the group comprising the other ``Peer Group'' described above is the same as the group of companies that comprise the published industry index used in the common stock performance graph that follows this report.) Finally, the individual awards thus determined may be decreased, eliminated or increased, based on an evaluation of each participant's performance.

    During 1995, the Corporation achieved 98% of its budgeted income objective, resulting in target bonuses ranging between 15% and 60% of base salary. The Corporation's return on equity of 15.2% placed it in the 37th percentile of the ``Peer Group'' of approximately 40 banking institutions, which resulted in no adjustment of the annual cash incentive awards. After appropriate individual adjustments, participants received approximately 94% of the awards determined under the performance/payout schedule for 1995.

    The Committee awarded Mr. Craig a 1995 annual incentive cash award of $500,000, or 76.9% of his base salary. The maximum award level established for Mr. Craig in 1995 was 90% of base salary.

  Long-Term Cash Incentive Awards

    The Amended 1982 Long Term Incentive Plan (the ``Long Term Plan'') is a cash award program for senior management. The Committee believes that long term incentives are an important component of the total compensation program of top executives for several equally important reasons: cash payments provide an incentive beyond those offered by stock options; the criteria and relative measurement systems employed ensure that ``real'' performance is attained before awards are made; finally, the longer-term time horizon of the Long Term Plan balances the short-term goals inherent in the Annual Plan.

    The Long Term Plan is contractual and links awards primarily to the
                       --------------
performance of the Corporation's Common Stock. Under the Long Term Plan, participants are rewarded for total shareholder return over a three-year performance period, beginning annually, as measured against the second above-referenced ``Peer Group'' of approximately 40 banking institutions. The Long Term Plan established a performance/payout schedule for the 1993-1995 performance period that would pay 100% of the participant's target bonus payout factor if the Corporation's total shareholder return is in the 60th percentile of the ``Peer Group.'' Payouts are adjusted upward or downward up to 20% based on the attainment of average annual earning per share growth rate objectives set by the Committee at the beginning of each performance period.

    The Corporation's total shareholder return for the 1993-1995 performance period was 60%, which placed it at the 70th percentile of the ``Peer Group.'' Since the Corporation's average annual earnings per share growth rate for the 1993-1995 performance period was 42.2%, the payout factor was adjusted upward by 20%. Mr. Craig's award for the performance period was $474,500, or 78% of his Average Salary (as defined in the Long Term Plan) for the three-year period.

  Stock Option Awards

    Middle and senior management executives are eligible to participate in the Corporation's two stock option plans: a qualified plan and a non-qualified plan. Stock options provide executives the opportunity to acquire an equity interest in the Corporation and to share in the appreciation of the stock's value, thereby aligning their interests with those of the shareholders. The stock option plans and any benefits under them are directly tied to how well management creates increased value for shareholders. Stock option grants in 1995 were based on a fixed percentage of base salary. These percentage levels varied according to scope of responsibility and reflected competitive practice.

    In determining option grants to the current executive group, the Committee does not take into account the amount and value of options currently held, and the Corporation does not have a target ownership level of equity holdings by its executives. In accordance with the fixed percentage of base salary described above, the Committee awarded Mr. Craig an option to acquire 42,200 shares of Common Stock under the non-qualified plan in 1995.

  Summary

    The Corporation's executive compensation program is based on the premise that a balance is required between the needs of the Corporation in operating its business in an effective and profitable manner and the competitiveness of rewards in competing for management talent in the marketplace. The program is reviewed at least annually by the Committee to ensure consistency with the compensation philosophy of the Corporation and that the stated objectives continue to be met.

Members of the Compensation Committee:

    B. A. Bridgewater, Jr. Chairman                    William E. Maritz
    C. Ray Holman                                      Albert E. Suter
    John E. Hayes, Jr.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN<F*>
                BOATMEN'S BANCSHARES, INC., S&P 500 STOCK INDEX,
                       AND S&P MAJOR REGIONAL BANKS INDEX

                                   [GRAPH]

                                     1990     1991     1992     1993     1994     1995
                                     -----    -----    -----    -----    -----    -----

Boatmen's Bancshares, Inc.            $100     $154     $194     $215     $204     $319

S & P 500                             $100     $130     $140     $154     $156     $215

S & P Major Regional Banks Index      $100     $179     $228     $241     $228     $359

-------
Assumes $100 invested on December 31, 1990 in the Corporation's Common Stock, the S&P 500 Index, and the S&P Major Regional Banks Index.

<F*> Total return assumes reinvestment of dividends on a quarterly basis.

CERTAIN TRANSACTIONS


    Subsidiaries of the Corporation have had, and in the future expect to have, banking and fiduciary transactions with Directors and Executive Officers of the Corporation and some of their associates. All such transactions have been made in the ordinary course of business and on substantially the same terms (including interest rates on loans, collateral, and collectibility considerations) as those prevailing at the time for comparable transactions with others. Edison Bros. Stores, Inc., an executive officer of which was Andrew E. Newman, who was a Director of the Corporation during a portion of 1995, was indebted to a subsidiary of the Corporation on several loans, which loans have been placed on non-accrual status. These loans were incurred for working capital purposes. The highest aggregate amount outstanding in 1995 was $39,167,000, the amount outstanding on March 1, 1996 was $39,124,000, and the rate of interest charged is Prime plus 1%, floating.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Directors and Executive Officers of the Corporation to file with the SEC initial reports of ownership and reports of changes in ownership of securities of the Corporation. Directors and Executive Officers are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

    To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to Directors and Executive Officers were complied with, except that Messrs. Ilus W. Davis and Lee M. Liberman, former Directors of the Corporation, each reported one acquisition late.

          ITEM 2. ADOPTION OF AMENDMENT TO COMMON STOCK PROVISIONS OF
             ARTICLE III OF THE RESTATED ARTICLES OF INCORPORATION

    The second item to be acted upon at the annual meeting is a proposal to amend Article III of the Corporation's Restated Articles of Incorporation to increase the aggregate number of authorized shares of Common Stock from 200,000,000 shares to 250,000,000 shares. At the present time, the authorized capital stock of the Corporation consists of 200,000,000 shares of Common Stock, $1.00 par value, and 10,300,000 shares of Preferred Stock, no par value per share.




    If the proposed amendment is approved by the shareholders, 250,000,000 shares of Common Stock, $1.00 par value, will be authorized for issuance and the additional authorized Common Stock may be issued by the Corporation without any further action by the shareholders.

    The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. Shareholders do not have preemptive rights and will not have a right of first refusal to purchase any of the additional authorized shares of Common Stock. The Corporation has no plans or commitments at this time for the issuance of the additional authorized Common Stock, but wants to put itself in a position to do so when needs arise and market conditions warrant.

VOTE REQUIRED

    The affirmative vote of a majority of all the Corporation's issued and outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of all the Corporation's issued and outstanding shares of Voting Stock is required to approve the proposed amendment. Dissenting votes give rise to no rights on the part of dissenters.

BOARD RECOMMENDATION

    The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is
ITEM 2 on the Proxy Card.

               ITEM 3. ADOPTION OF AN AMENDMENT TO THE BOATMEN'S
            BANCSHARES, INC. 1990 STOCK PURCHASE PLAN FOR EMPLOYEES

    The third item to be acted upon at the annual meeting is a proposal to amend
Section 5.6 of the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan For Employees (the ``1990 Plan'') to increase the aggregate number of shares of Common Stock available for purchase pursuant to the 1990 Plan from 2,000,000 to 3,500,000 shares. The amendment was approved by the Corporation's Compensation Committee on February 8, 1996, subject to shareholder approval.

SUMMARY OF THE 1990 PLAN

    The 1990 Plan provides eligible employees of the Corporation and each subsidiary whose participation is approved by the Corporation's Board of Directors (the Corporation and such subsidiaries being referred to in the 1990 Plan as the ``Participating Corporations'') an opportunity to purchase shares of the Corporation's Common Stock. If the proposed amendment to the 1990 Plan is approved by the shareholders, 3,500,000 shares of Common Stock of the Corporation may be purchased (subject to adjustment for future stock dividends, stock splits and other changes in capitalization as described in the 1990 Plan) from the Corporation, in the market and/or in private transactions. The price for shares purchased from the Corporation is the closing trade price for such shares on the day of purchase. The price for shares purchased in the market or in private transactions is the actual purchase price, exclusive of brokerage commissions and expenses.


    Participation in the 1990 Plan is voluntary and open to all full-time salaried employees on the January 1, April 1, July 1 or October 1 coincident with or immediately following the date on which he completes one year of continuous service with a Participating Corporation. As of February 10, 1996, 6,728 of the 12,861 eligible employees of the Participating Corporations were participating in the 1990 Plan.

    The allotments of each participating employee (``Participant'') under the 1990 Plan is effected by payroll deductions in the whole dollar amount allotted by him, which cannot be less than 2% nor more than 6% of the Participant's monthly compensation and which cannot exceed an aggregate annual sum of $4,200. Each Participating Corporation, for its own Participants, makes a monthly contribution (the ``Contribution'') to the 1990 Plan in an amount equal to one-third of its Participants' allotments for the month. All cash dividends on shares held in the Participants' accounts are automatically reinvested in shares of Common Stock, and all such shares, as well as stock dividends and shares received as a result of stock splits on shares held by the Custodian, are credited to Participants' accounts in proportion to the shares previously credited thereto.


    Any Participant may voluntarily withdraw from the 1990 Plan by request. Death, retirement, permanent and total disability, or other termination of employment operate as a termination of allotments and a withdrawal from the 1990 Plan. Upon withdrawal or other termination, the Participant's account is settled, and he will receive a certificate for the whole shares of Common Stock credited to his account, cash in lieu of any fractional share and an amount in cash equal to any uninvested allotments and Contributions. Once a year on specified dates, Participants may elect to withdraw all of the whole shares that have accumulated in their accounts without terminating participation in the 1990 Plan.

    The Board of Directors has appointed Boatmen's Trust Company as Custodian under the 1990 Plan. All costs and expenses incurred in administering the 1990 Plan are paid by the Corporation. The Corporation provides each Participant with all documents and information provided to its shareholders so that each Participant may direct the Custodian how to vote the shares credited to his account. In the absence of any voting directions, the Custodian will not vote the shares.

    The 1990 Plan is administered by the Compensation Committee which may at any time terminate or modify the 1990 Plan in whole or in part and may suspend operation of the 1990 Plan for a period not in excess of three months. However, no modification may diminish the account of any Participant.


    Since the benefits or amounts that will be received by or allocated to Participants are entirely dependent on the extent of their voluntary participation, such benefits or amounts are not determinable. The maximum yearly amount contributed by a Participating Corporation for any one Participant is $1,400 and, for 1995, the amounts contributed by a Participating Corporation for each of the named Executive Officers is set forth in footnote (5) to the Summary Compensation Table, the total for all Executive Officers as a group was $5,598 and that for all other Participants was $2,919,254.

VOTE REQUIRED

    The affirmative vote of holders of a majority of all the Corporation's issued and outstanding shares of Voting Stock represented at the meeting is required to approve the amendment to the 1990 Plan. Dissenting votes give rise to no rights on the part of dissenters.


BOARD RECOMMENDATION

    The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is
ITEM 3 on the proxy card.

               ITEM 4. APPROVAL OF THE BOATMEN'S BANCSHARES, INC.
                           1996 STOCK INCENTIVE PLAN


    The fourth item to be acted upon at the annual meeting is a proposal to approve the Boatmen's Bancshares, Inc. 1996 Stock Incentive Plan (the ``SI Plan''), which has the purpose, among others, of replacing the Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan and the Boatmen's Bancshares, Inc. 1991 Incentive Stock Option Plan (the ``Stock Option Plans''), as well as the Amended 1982 Long-Term Incentive Plan. The number of shares reserved for issuance under the SI Plan (subject to adjustment for changes in capitalization and certain unusual or non-recurring events) is 6,000,000 shares of Common Stock plus any such shares reserved for issuance under the Stock Option Plans in excess of the number as to which options have been granted, together with any such shares as to which options under the Stock Option Plans may terminate. The SI Plan also provides that shares subject to terminated options granted under it again become available for grant, except when terminated upon the exercise of a tandem stock appreciation right. The Executive Committee of the Board of Directors of the Corporation, at its February 12, 1996 meeting, approved the SI Plan, which is by its terms subject to shareholder approval.

SUMMARY OF THE SI PLAN

    The SI Plan states that its objectives are to optimize the profitability and the growth of the Corporation through incentives which are consistent with the Corporation's objectives and which link the interests of participants to those of the Corporation's shareholders and to provide participants with an incentive for excellence in individual performance. The SI Plan gives the Compensation Committee, which will administer it, a high degree of authority and discretion, including selecting participants from time to time from among the employees of the Corporation and determining the nature and amount of the awards to them. Consequently the benefits or amounts that will be allocated or received under the SI Plan or which would have been allocated or received had the SI Plan been in effect for 1995 cannot currently be determined.


    The SI Plan provides for the grant of both incentive stock options and non-qualified stock options, as well as performance units (or performance shares) payable in cash and, in these respects, will replace the above-mentioned existing plans of the Corporation. It also provides for the grant of restricted stock, to a maximum equaling 25% of the total number of shares reserved, and stock appreciation rights (``SARs''). The maximum number of shares as to which options or SARs may be granted to any participant in any fiscal year is 300,000 and the maximum aggregate cash payout with respect to awards granted to any participant in any fiscal year is $3,000,000. Performance units (or performance shares), while not carrying any rights to receive shares, may be paid in shares instead of cash.


    The exercise price for any option may not be less than the fair market value of the Common Stock subject to the option on the date of the grant. Upon exercise, the price must be paid in full either in cash or in previously acquired shares or a combination thereof. No option shall be exercisable after the tenth anniversary of its grant and no award under the SI Plan may be granted after February 11, 2006. The closing per share price of the Common Stock on the Nasdaq Stock Market's National Market on March 4, 1996 was $39.25.


    With respect to an option granted under the SI Plan which qualifies as an ``incentive stock option'' within the meaning of section 422 of the Internal Revenue Code, for federal income tax purposes, no income is recognized by the optionee when such option is granted or exercised pursuant to the SI Plan and the Corporation recognizes no income or deduction upon such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be a tax preference item in the year of exercise, for purposes of the alternative minimum tax imposed by section 55 of the Internal Revenue Code. Generally, an optionee's basis in the shares received upon exercise of an option (the ``option shares'') will be the exercise price paid by him for the option shares. However, for purposes of calculating alternative minimum taxable income in the year the option shares are sold, the basis of such option shares is increased to the fair market value of the stock at the time of exercise.


    If an optionee does not dispose of option shares within the later of two years from the date of option grant or one year after the transfer of the option shares to the optionee (the ``holding period''), any gain or loss upon disposition of the option shares will be treated, for federal income tax purposes, as long-term capital gain or loss, as the case may be. A ``disposition'' includes a sale, exchange, gift or other transfer of legal title. If the option shares are disposed of within the holding period, all or part of the gain, if any, will be characterized as ordinary income depending upon the relative amount of the sale price of the option shares as compared with the exercise price of the option shares. Any loss resulting from the disposition of option shares within the holding period will be long-term or short-term capital loss depending upon how long the shares were held before the disposition. Ordinary income received on account of a disposition of option shares within the holding period will be treated as additional compensation which is subject to federal income tax withholding and employment tax provisions and which is a deductible expense for the Corporation.


    With respect to an option which does not qualify as an incentive stock option within the meaning of Internal Revenue Code section 422 (a ``non-qualified option''), for federal income tax purposes, no income is recognized by the optionee when such option is granted pursuant to the SI Plan and the Corporation recognizes no income or deduction upon such grant. Upon exercise of a non-qualified option, the difference between the fair market value of the shares acquired at the time of exercise (the ``option shares'') and the option price of such shares will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction. An optionee's basis in option shares will be the fair market value thereof on the date of exercise. Generally, subsequent sales of such shares will result in recognition of capital gain or loss, which may be long-term or short-term, depending on how long the option shares were held before the disposition.

    Special rules apply for purposes of determining the amount of ordinary income upon disposition of option shares in the case of persons subject to section 16(b) of the Securities Exchange Act of 1934.


    With respect to SARs granted under the SI Plan, cash amounts received upon exercise of a SAR will be treated for federal income tax purposes as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction.


    With respect to restricted stock awards, generally, absent an election by the participant described below, there will be no federal income tax consequences to either the participant or the Corporation upon the grant of a restricted stock award. A participant will recognize income, for federal income tax purposes, at the time that the restrictions with respect to any portion of an award are removed, in an amount equal to the fair market value of the shares that are unconditionally vested on that date. Such income will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Corporation will receive a corresponding tax deduction. Prior to the removal of restrictions with respect to an award, a participant's basis in the stock is the amount, if any, he is required to pay for the stock. Upon removal of the restrictions, the participant's basis will be the fair market value of the stock on the date the restrictions are removed.

    A participant may elect to recognize ordinary income in the taxable year in which the restricted stock awards are granted, in an amount equal to the fair market value of all shares of restricted stock awarded to the participant (notwithstanding the restrictions with respect to such stock) on the date of the award. Thereafter, any subsequent appreciation or depreciation of the stock will be treated as capital gain or loss, as the case may be, which is recognized upon disposition of the stock. Such election must be made within the time limits set forth in the Internal Revenue Code.

    The SI Plan may be amended in any manner by the Compensation Committee or the Board of Directors, subject to shareholder approval to meet any applicable securities law provisions. It also provides that all stock options shall become immediately exercisable and all cash awards shall be paid in full in the event of a ``change in control.''

VOTE REQUIRED


    The affirmative vote of a majority of all the Corporation's issued and outstanding shares of Voting Stock represented at the meeting is required to approve the SI Plan. Dissenting votes give rise to no rights on the part of dissenters.


BOARD RECOMMENDATION

    The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote FOR this proposal, which is
ITEM 4 on the Proxy Card.

INDEPENDENT AUDITORS AND AUDIT COMMITTEE


    Ernst & Young LLP were the auditors for the Corporation for the year ended December 31, 1995, and have been appointed as auditors for the year ending December 31, 1996. Representatives of that firm will be present at the annual meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.


    The Audit Committee is appointed by the Board of Directors annually or more often and is comprised of three or more Directors who are not officers or employees of the Corporation. The Audit Committee met four times in 1995. It is presently comprised of the following members: William E. Cornelius, Chairman, Richard L. Battram, Richard E. Peck, Jerry E. Ritter and Theodore C. Wetterau. The functions of the Audit Committee are to nominate the independent auditors of the Corporation for appointment by the Board of Directors; arrange for and review the Corporation's annual audit; approve professional services performed by the independent auditors and determine that such services do not impair the independence of the auditors; ratify all accountants' fees rendered during the year; review the scope and results of internal audit controls and procedures; and provide for independent review of the adequacy of the Corporation's system of internal controls.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters which will be presented for consideration at the annual meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.


March 13, 1996.


                                            FORREST S. FITZROY
                                            Secretary

BOATMEN'S(R)
BANCSHARES, INC.

                                                                March 1996

      Dear Shareholder:

          The annual meeting of shareholders of Boatmen's Bancshares, Inc. will be held at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102, on Tuesday, April 23, 1996, at 10:30 a.m. At the meeting, shareholders will elect five directors and act upon proposals to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock, to amend the Corporation's 1990 Stock Purchase Plan for Employees to increase the authorized shares of Common Stock issuable under the Plan, and to approve the Boatmen's Bancshares, Inc. 1996 Incentive Stock Plan.

          It is important that your shares are represented at this annual meeting. Whether or not you plan to attend the annual meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.









                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
-------------------------------------------------------------------------------

3. Adoption of Amendment to the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan for Employees:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

4. Approval of the Boatmen's Bancshares, Inc. 1996 Incentive Stock Plan:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

5. On any other matter that may be submitted to a vote of shareholders.

THIS PROXY WILL BE VOTED ``FOR'' ITEMS 1, 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

                                               Dated _____________________, 1996

                                               ---------------------------------

                                               ---------------------------------
                                               Please sign name or names as
                                               appearing on this proxy. If
                                               signing as a representative,
                                               please include capacity.

BOATMEN'S(R)
BANCSHARES, INC.









                    PLEASE DETACH PROXY HERE, SIGN AND MAIL

-------------------------------------------------------------------------------

 COMMON SHAREHOLDERS
 P R O X Y                 BOATMEN'S BANCSHARES, INC.

                         ANNUAL MEETING APRIL 23, 1996

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

     The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and FORREST S. FITZROY, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102, on Tuesday, April 23, 1996, at 10:30 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

 1. Election of Directors:

   / /   FOR all nominees listed below      / /   WITHHOLD AUTHORITY to vote
        (except as marked to the                  for all nominees listed
        contrary below)                           below.

    Andrew B. Craig, III, Russell W. Meyer, Jr., Albert E. Suter, Dwight D.
                      Sutherland, and Theodore C. Wetterau

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THAT NOMINEE'S NAME IN THE SPACE BELOW.

 ------------------------------------------------------------------------------

 2. Adoption of an Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

      (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

BOATMEN'S(R)
BANCSHARES, INC.

                                                                March 1996

      Dear Shareholder:

          The annual meeting of shareholders of Boatmen's Bancshares, Inc. will be held at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102, on Tuesday, April 23, 1996, at 10:30 a.m. At the meeting, shareholders will elect five directors and act upon proposals to amend the Corporation's Restated Articles of Incorporation to increase the authorized shares of Common Stock, to amend the Corporation's 1990 Stock Purchase Plan for Employees to increase the authorized shares of Common Stock issuable under the Plan, and to approve the Boatmen's Bancshares, Inc. 1996 Incentive Stock Plan.

          It is important that your shares are represented at this annual meeting. Whether or not you plan to attend the annual meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.









                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
-------------------------------------------------------------------------------

3. Adoption of Amendment to the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan for Employees:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

4. Approval of the Boatmen's Bancshares, Inc. 1996 Incentive Stock Plan:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

5. On any other matter that may be submitted to a vote of shareholders.

THIS PROXY WILL BE VOTED ``FOR'' ITEMS 1, 2, 3 AND 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

                                               Dated _____________________, 1996

                                               ---------------------------------

                                               ---------------------------------
                                               Please sign name or names as
                                               appearing on this proxy. If
                                               signing as a representative,
                                               please include capacity.

BOATMEN'S(R)
BANCSHARES, INC.









                    PLEASE DETACH PROXY HERE, SIGN AND MAIL

-------------------------------------------------------------------------------

 PREFERRED SHAREHOLDERS
 P R O X Y                 BOATMEN'S BANCSHARES, INC.

                         ANNUAL MEETING APRIL 23, 1996

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

     The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation, appoints CHARLES C. ALLEN, JR. and FORREST S. FITZROY, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the Albuquerque Convention Center, Kiva Auditorium, 401 Second Street N.W., Albuquerque, New Mexico 87102, on Tuesday, April 23, 1996, at 10:30 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

 1. Election of Directors:

   / /   FOR all nominees listed below      / /   WITHHOLD AUTHORITY to vote
        (except as marked to the                  for all nominees listed
        contrary below)                           below.

    Andrew B. Craig, III, Russell W. Meyer, Jr., Albert E. Suter, Dwight D.
                      Sutherland, and Theodore C. Wetterau

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THAT NOMINEE'S NAME IN THE SPACE BELOW.

 ------------------------------------------------------------------------------

 2. Adoption of an Amendment to Article III of the Restated Articles of Incorporation to increase the authorized shares of Common Stock:

                  / /   FOR          / /   AGAINST          / /   ABSTAIN

      (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)

                                 APPENDIX

     Page 16 of the printed proxy contains a Performance Graph which is replaced by a table in the EDGAR version which depicts the same information.

     Photographs of Directors and nominees for Director appear on pages 5-8 of the printed proxy.